Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of December 20, 2010 by and between Cynosure, Inc., a Delaware corporation (the “Company”), and Michael R. Davin (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of December 1, 2008 (the “Agreement”) pursuant to which the Company agrees to employ the Executive as its President, Chief Executive Officer and Chairman of the Board, and the Executive agrees to be employed by the Company in such capacities.

WHEREAS, the Company and the Executive desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the respective agreements contained herein and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Each capitalized term used in this Amendment that is not otherwise defined in this Amendment shall have the meaning assigned to it in the Agreement.

2. Section 4.2 of the Agreement is hereby amended in its entirety to provide as follows:

“4.2	Annual Performance Bonus. The Executive shall receive each year during the term of this Agreement an annual performance bonus (“Annual Performance Bonus”) (a) equal to five (5%) percent of the Company’s Adjusted Net Profit (as such term is defined in Exhibit A to this Agreement), or (b) in such other amount as may determined in the discretion of the Compensation Committee with the consent of the Executive. The Annual Performance Bonus will be paid to Executive not later than the earlier of (i) three (3) business days after issuance of the Company’s auditors’ signed annual audit report with respect the fiscal year to which the Annual Performance Bonus relates, or (ii) the 15th day of the third month following the end of the Company’s tax year to which the bonus relates.”

3. Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed and dated as of the date first above written.

CYNOSURE, INC.

By:	/s/ Thomas H. Robinson	/s/ Michael R. Davin
Name: Title:	Thomas H. Robinson Chairman of the Compensation Committee	Name: Michael R. Davin